                                                                    Exhibit 1(b)

                            CERTIFICATE OF AMENDMENT
                                       TO
                              DECLARATION OF TRUST
                                       OF
                      KIDDER, PEABODY INVESTMENT TRUST III

     The undersigned, constituting a majority of the Trustees of Kidder, Peabody Investment Trust II (the 'Trust'), a Massachusetts business trust, hereby certify pursuant to Section 8.3 of Article VIII of the Declaration of Trust of KIDDER, PEABODY INVESTMENT TRUST III, that the Trustees of the Trust have duly adopted the following amendment to the Declaration of Trust of the Trust dated the 8th day of April, 1993.

VOTED: That the Declaration of Trust dated April 8, 1993, be and it hereby is amended to change the name of the Series of the Trust previously designated in Section 5.11 of the Declaration of Trust from KIDDER, PEABODY GROWTH FUND to KIDDER, PEABODY SMALL CAP GROWTH FUND.

     IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have signed this Certificate of Amendment in duplicate and have caused a duplicate original to be lodged among the records of the Trust as required by Article VIII of the Declaration of Trust, as of the 19th day of July, 1993.

Dated: July 19, 1993

ROBERT B. JONES                           LAWRENCE H. KAPLAN
 ......................................    ......................................
Robert B. Jones                           Lawrence H. Kaplan


 ......................................
Jeremiah J. Bresnahan